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                                                                    EXHIBIT 2.02


  The following schedules and exhibits have been omitted from the Agreement and Plan of Merger and Exchange attached to this registration statement as Appendix A to the Proxy Statement/Prospectus and incorporated herein by reference:

                                   SCHEDULES
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
Schedule 4.1(c) Persons whose knowledge constitute the "Knowledge" of Lawrence
Schedule 4.2(c) Filings, permits, authorizations, consents and approvals required for Buyer and/or Buyer Sub to consummate transaction
Schedule 4.2(h)              Material liabilities of Buyer
Schedule 5.1                 Trade names and assumed names
Schedule 5.2 Authorized capital stock, number and class of issued and outstanding stock, identity of owners of capital stock, and identity of anyone with a right to acquire any capital stock; pro forma following merger
Schedule 5.4 Filings, permits, authorizations, consents and approvals required for Lawrence to consummate transaction
Schedule 5.5                 Material errors in Lawrence financial statements
Schedule 5.6 Material adverse changes and other specified information occurring since date of unaudited financial statement
Schedule 5.7                 Litigation; expected litigation
Schedule 5.8(a)              Contracts and other instruments
Schedule 5.8(b) Consulting agreements and other contracts with certain provisions
Schedule 5.9(a)              Employee benefits programs
Schedule 5.10(a) Known non-compliance of products with laws, statutes, etc.
Schedule 5.10(b) Notices received from regulatory agencies regarding possible violations, or facts that might lead to such
Schedule 5.10(c) Facts that might lead to recall of products, termination of marketing of products, etc.
Schedule 5.10(d)             Recalls of products
Schedule 5.11(a) Patents, applications for patents, registration of trademarks, other intellectual property
Schedule 5.11(c) Nondisclosure agreements to which Lawrence is a party or bound
Schedule 5.11(d) Royalties, fees or other payments owed by reason of any intellectual property
Schedule 5.11(e)             Notices of infringement
Schedule 5.12(b)             Property agreements (leases, etc.)
Schedule 5.13(b) Environmental notices received, existence of USTs, asbestos, etc.
Schedule 5.13(c)             Environmental incidents
Schedule 5.14 Notices of violations of city codes, condemnation actions, etc.
Schedule 5.15(a)             Tax information
Schedule 5.15(b)             Subsidiaries
Schedule 5.16                Product liability insurance claims

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
Schedule 5.17                Other material liabilities
Schedule 5.20                Mortgages, liens, etc.
Schedule 5.21                Debts
Schedule 5.22                Accounts Receivable
Schedule 5.25                Employee Names
Schedule 5.26                Related Parties; Transactions
Schedule 5.27                Hart-Scott-Rodino
Schedule 5.28                Customers
Schedule 5.30                Insurance; Unemployment insurance ratings
Schedule 7.6                 Guarantees
Schedule 8.3(d)              Proprietary Information and Inventions Agreements

                                   EXHIBITS

Exhibit 3.6(a)(xiii)-A       Affiliate Agreement
Exhibit 3.6(a)(xiii)-B       Employment Agreement
Exhibit  3.6(a)(x)           Release
Exhibit 3.6(e)               Registration Rights Agreement
Exhibit A-1                  Designated Employees
Exhibit A-2                  Staying Bonus and Severance Agreement
Exhibit B                    Noncompete Agreement -- Lamonte H. Lawrence
Exhibit C                    Consulting Agreement -- Lamonte H. Lawrence
Exhibit 8.3(d)               Proprietary Information and Inventions Agreement
Exhibit D                    Escrow Agreement

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  The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.